Exhibit 10.16

September 7, 2012

Naples Women’s Center LLC

Attn: Dr. Michael Dent

1726 Medical Blvd, Suite 101

Naples, FL 34110

Re: Term Loan in the amount of $215,000

Dear Dr. Dent:

Florida Community Bank, N.A. (“Bank” or “FCB”) is pleased to provide you with this Term Sheet, for Discussion purposes only, in consideration of your financing request. This Term Sheet is not exhaustive and outlines only the key terms and conditions to be contained in a proposed credit relationship between FCB and Naples Women’s Center LLC. The proposed credit facility shall be subject to other terms and conditions normally required by Bank for similar transactions to be fully described in loan documents prepared by Bank’s legal counsel. This is not a commitment to lend.

BORROWER: Naples Women’s Center LLC (“Borrower”)

FACILTITY: Term Loan

PURPOSE: To refinance existing debt with Fifth Third Bank.

AMOUNT: $215,000

TERM: 5 years

INTEREST RATE: 4.75% Fixed

REPAYMENT TERMS: Monthly payments sufficient to amortize the amount plus interest over a term of 5 years.

BANK FEE: None

GUARANTORS: The payment of this Facility shall be unlimited and unconditionally guaranteed by Dr. Michael Dent and Dr. Carolyn Monaco, jointly and severally. The scope of this guaranty to include all payment and performance obligations of Borrower (including indemnification and other obligations relating to hazardous and toxic waste) under the loan documents and subject to a BSA review performed by Bank.

COLLATERAL: Unsecured

Naples Women’s Center LLC

Term Sheet

September 7, 2012

FINANCIAL REPORTING: Borrower, as indicated below, shall furnish to FCB the following financial information, in each instance prepared in accordance with generally accepted accounting principles consistently applied and otherwise in form (with original signatures) and substance satisfactory to Bank:

ANNUAL FINANCIAL STATEMENTS: Borrower shall deliver to Bank within 30 days after the close of each year compiled financial statements.

ANNUAL FINANCIAL STATEMENTS: Guarantors shall deliver to Bank, annually, within 13 months of the previous statement date on file with Bank, Guarantors’ financial statement. Said financial statement shall disclose all of Guarantors’ assets, liabilities, net worth, income and contingent liabilities, all in reasonable detail and acceptable to Bank and submitted on a form to be provided by Bank or on such other form acceptable to Bank, signed by Guarantor and certified by Guarantor to Bank to be true, correct and complete.

TAX RETURNS: Borrower and Guarantors shall deliver to Bank, within 30 days of filing complete copies of federal and state tax returns, as applicable, each of which shall be signed and certified by Borrower/Guarantor to be true and complete copies of such returns. In the event and extension is filed, Borrower shall deliver a copy of the extension within 30 days of filing.

COVENANT: In addition to the covenant customarily required by FCB for similar loans and/or similar borrowers, the following covenant shall be applicable to this facility:

Debt Service Coverage Ratio. Borrower shall, at all times, maintain a Cash Flow Coverage Ratio of not less than 1.25x to 1.00, measured annually beginning 12/31/13. “Debt Service Coverage Ratio” shall mean the earnings before interest, income taxes, depreciation and amortization of Naples Women’s Center LLC, to current obligations including the sum of interest expense and current portion of long term debt.

TERMS AND CONDITIONS:

1.	Borrower will establish and maintain an operating account with FCB;
2.	Borrower shall not, directly or indirectly, create, incur, assume or become liable for any additional indebtedness without approval from FCB;
3.	Borrower agrees not to further encumber the business assets of Naples Women’s Center LLC with any additional liens without receiving approval from FCB;
4.	Borrower and Guarantors to maintain combined minimum liquidity of $215,000;
5.	Evidence of Dr. Dent’s liquidity prior to closing.

This Term Sheet supersedes any and all prior Term Sheets and proposals with respect to this transaction, whether written or oral, including any previous loan proposals made by FCB or anyone acting with its authorization. No modification shall be valid unless made in writing and signed by an authorized officer of FCB. This Term Sheet is not assignable, and no party other than Borrower shall be entitled to rely on this Term Sheet.

If the above terms and conditions outlined herein are acceptable to you, and you wish the Bank to proceed with its due diligence, underwriting and approval of these Credit Facilities please indicate your acceptance by signing a copy of this proposal letter and returning it to the undersigned no later than September 14, 2012. The terms of this proposal are valid until such date.

Naples Women’s Center LLC

Term Sheet

September 7, 2012

Thank you for allowing us to be of service. Please do not hesitate to give me a call at 239-552-1770 if I can be of further assistance.

Sincerely,

Florida Community Bank, N.A.

By:	/s/ Patti A. Byers
Patti A. Byers, Senior Vice President

ACCEPTANCE:

The above Term Sheet is agreed to and accepted on the terms and conditions provided in this letter.

Naples Women’s Center LLC

By:	/s/ Michael Dent
Michael Dent, Manager

Date	9/7/12